UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

DEEP ISOLATION NUCLEAR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56406	87-4225965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison Street, Suite 300 Berkeley, CA	94704
(Address of Principal Executive Offices)	(Zip Code)

(509)-943-5222
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On February 3, 2026, Ms. Paula Whitten-Doolin began serving as the General Counsel of Deep Isolation, Inc., the wholly-owned operating subsidiary of Deep Isolation Nuclear, Inc. (the “Company”).

Ms. Whitten-Doolin, age 46, brings more than fifteen years of experience in corporate and legal affairs to the Company. She previously served as General Counsel, Chief Administrative Officer and Chief Compliance Officer for Houston First Corporation. Before that, Ms. Whitten-Doolin served as General Counsel and Chief Compliance Officer for Ideanomics, a multi-national publicly-traded electric vehicle and renewables corporation. She also served as Head of Legal Operations and Chief Legal Counsel, North America for Neste and held senior legal roles at Schlumberger and MI SWACO, Cooper Industries/Eaton. Ms. Whitten-Doolin currently serves as an independent director for Vuzix Corporation.

Ms. Whitten-Doolin, as General Counsel, will be one of the Company’s named executive officers. Ms. Whitten-Doolin does not have any family relationship with any director, executive officer or person nominated or chosen by the registrant. There are no related party transactions between Ms. Whitten-Doolin or any member of her immediate family and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company and Ms. Whitten-Doolin entered into the Company’s standard form of indemnification agreement. This agreement requires the Company to indemnify Ms. Whitten-Doolin to the fullest extent permitted by applicable law for certain liabilities to which she may become subject as a result of her service as an officer of the Company. The foregoing summary of the indemnification agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form indemnification agreement, a copy of which is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2025.

Compensatory Arrangements of Certain Officers

In connection with Ms. Whitten-Doolin’s appointment to serve as General Counsel, she and the Company executed an offer letter of employment (the “Employment Offer Letter”). Pursuant to the Employment Offer Letter, Ms. Whitten-Doolin is entitled to an annual base salary of $350,000, (ii) is eligible for a performance-based target bonus of 50% of her annual base salary, (iii) and will be awarded 75,000 restricted stock units and 25,000 stock options subject to the terms and conditions of the Company’s equity incentive plan and provided in the Employment Offer Letter and (iv) may participate in the Company’s standard employee benefits program. Ms. Whitten-Doolin also entered into the Company’s Employee Confidential Information and Inventions Assignment Agreement.

Item 7.01 Regulation FD Disclosure

On February 3, 2026, the Company issued a press release announcing Ms. Whitten-Doolin’s appointment. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP ISOLATION, INC.

Date: February 9, 2026	By:	/s/ Rodney Baltzer
Rodney Baltzer
President and Chief Executive Officer